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                                                                      EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT


1. TE Inn Inc., a Michigan corporation.

2. SC Inn Inc., a Michigan corporation.

3. GHR Inc., a Michigan corporation.

4. GHYC Inc., a Michigan corporation.

5. MHG Food Service Inc., a Michigan corporation.

6. MHG West Inc., a Michigan corporation.

7. WM Limited Partnership - 1998, a Michigan limited partnership, d/b/a Wendy's of Michigan.*

* 99.9% owned by MHG Food Service Inc.